Exhibit No. 23





                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Madison Gas and Electric Company on Form S-3 (Registration No. 33-52491 and Registration No. 33-24115) of our report dated February 6, 1998, on our audits of the consolidated financial statements of Madison Gas and Electric Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this annual report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
Milwaukee, Wisconsin